Pursuant to 17 CFR 240.24b-2, confidential information (indicated by [***]) has been omitted from this exhibit and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit 4.2

AMENDMENT NO. 1
TO
COAL SUPPLY AGREEMENT AND PRODUCER’S CERTIFICATE

THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT AND PRODUCER’S CERTIFICATE (“Amendment No. 1”) is entered into, effective as of May ___, 2016, by and between Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”), each a Kentucky corporation, with a common address at 220 West Main Street, Louisville, Kentucky 40202 (LG&E and KU are each individually sometimes herein called a "Buyer"), and Hartshorne Mining Group, LLC, a Delaware limited liability company, with an address at 6724 E. Morgan Avenue, Suite B, Evansville, Indiana 47715 (herein called the “Seller”).

In consideration of the agreements herein contained, the parties hereto agree as follows.

A.	AMENDMENTS

The Coal Supply Agreement heretofore entered into by the parties, dated effective as of October 15, 2015, identified by Contract Number J18001, is hereby amended as set forth below (the October 15, 2015 Coal Supply Agreement, as amended herein and from time to time, is hereafter collectively referred to as the “Agreement”).

B.	TERM

B.1          §2.1 Term is hereby deleted in its entirety and replaced with the following new §2.1:

“§2.1 Term. The term of this Agreement shall commence as of the date hereof and shall continue through December 31, 2023, subject to the makeup provision of §3.2, unless sooner terminated pursuant to any of the terms or conditions set forth in this Agreement.”

B.2          In §2.2 Certain Termination Rights for Milestones the last sentence of the first paragraph is hereby deleted and replaced with the following:

“If, at the end of a Cure Period, the relevant Milestone has not been actually accomplished and certificate and evidence provided in form reasonably satisfactory to Buyer, then Buyer, in its sole discretion, shall have the right effective as of the date of written notice to Seller, to terminate this Agreement and Buyer shall have no further obligation hereunder.”

B.3          In §2.3 Termination Rights for Commercial Production Date the date “May 1, 2018” is deleted and hereby replaced with “December 31, 2018.”

Hartshorne Mining Group, LLC
LG&E/KU Contract No. J18001
Amendment No. 1
C.	QUANTITY

C.1          §3.1 Base Quantity is hereby deleted in its entirety and replaced with the following new §3.1:

“§3.1   Base Quantity.  Subject to the terms and conditions set forth in this Agreement, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, a total of 4.75 million tons subject to the following annual base quantity amounts of coal (“Base Quantity”):

YEAR	BASE QUANTITY (TONS)
2018	[***]

2019	[***]

2020	[***]

2021	[***]

2022	[***]

2023	[***]

The Base Quantity of coal scheduled to be delivered in a given calendar year as set forth in the table above (as such quantity may be adjusted as provided in this Agreement) shall be delivered on a ratable basis during that calendar year, plus any Make-Up Tons required to be delivered pursuant to §3.2 (the Base Quantity plus any Make-Up Tons being hereafter collectively referred to as the “Annual Quantity”); provided that, deliveries in 2018 and 2019 will be made pursuant to a ramp-up schedule to be agreed between Buyer and Seller based on the development schedule of the Coal Property (as defined in §4.1).  For years 2018 and 2023 only, the respective actual Base Quantity shall be within each respective minimum and maximum Base Quantity amounts shown above for such year, and shall be as mutually agreed in writing by the parties from time-to-time so as to achieve a cumulative total of 4.75 million tons in the aggregate delivered and received under this Agreement by December 31, 2023, subject to a party’s applicable rights or obligations pursuant to other terms and conditions herein including, but not limited to, Make-Up Tons, Force Majeure, and applicable suspension or termination rights.”

C.2          In §3.3 Delivery Schedule the date “June 1, 2018” is deleted and hereby replaced with “December 31, 2018”.

D.	SOURCE

D.1          In §4.1 Source the first sentence is hereby deleted and replaced with the following:

Hartshorne Mining Group, LLC
LG&E/KU Contract No. J18001
Amendment No. 1
“§4.1 Source.  The coal sold hereunder shall be supplied from geological seam Kentucky #9, from Hartshorne Mining, LLC’s Cypress Creek Mine, also known as the Buck Creek No. 1 Mine and/or Hartshorne Mining, LLC’s Poplar Grove Mine, also known as the Buck Creek No. 2 Mine, each located in McLean and Hopkins Counties, Kentucky (individually and collectively, the “Coal Property”), except to the extent Seller provides substitute coal in accordance with the terms of this Agreement.”

D.2          In §4.4 Seller’s Preparation of Mining Plan the last sentence of the first paragraph is hereby deleted and replaced with the following:

“Such complete mining plan shall be delivered to Buyer on or before June 30, 2018.”

E.	DELIVERY

E.1           In §5.1 Barge Delivery Point the first and second sentences are hereby deleted and replaced with the following:

“§5.1 Barge Delivery Point.  The coal shall be delivered to Buyer F.O.B. barge at the Buck Creek Docks at Mile Point 61.0 and/or Mile Point 62.5 on the Green River.  The aforementioned Buck Creek Docks shall be individually and collectively known as the “Barge Delivery Point”.”

F.	PRICE

F.1          §8.1 Base Price (a) and (b) are hereby deleted in their entirety and replaced with the following new §8.1(a) and (b):

“(a) Base Price.  The “Base Price” of the coal to be sold hereunder will be firm and will be determined by the cumulative volume range in which the coal is delivered as defined in Section 5 in accordance with the following schedule:

VOLUME RANGE (CUMULATIVE)	BASE PRICE ($ PER TON)
0 – 750,000	$40.50
750,001 – 1,750,000	$41.50
1,750,001 – 2,750,000	$43.00
2,750,001 – 3,750,000	$44.25
3,750,001 – 4,750,000	$45.75

(b) Make-up Tons Pricing.  Notwithstanding the foregoing, the Base Price for any Make-Up Tons (as such term is defined in §3.2 hereof) shall be based on the Base Price for the cumulative volume range in which such Make-Up Tons should have been delivered and not any other Base Price in the Make-Up Year (as such term in defined in §3.2 hereof).”

Hartshorne Mining Group, LLC
LG&E/KU Contract No. J18001
Amendment No. 1
F.2           In §8.4 Price Adjustments for Changes in Governmental Impositions the date  “March 20, 2015” is deleted and hereby replaced with “March 23, 2016”.

G.	EXAMPLES AND SCHEDULES

G.1          A new §18.15 Example and Schedules is hereby added as follows:

“§18.15.  Example and Schedules.  The calculations in §8.2(a)(ii) and in Schedule 1 of the Agreement are shown for example purposes only and are not intended to specifically reflect individual year or volume pricing or Base Prices.”

H.	EXHIBIT A TO AGREEMENT

H.1          The existing Exhibit A to the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A as attached hereto.

I.	EXHIBIT A TO PRODUCER’S CERTIFICATE

I.1            In Exhibit B, the existing Exhibit A to Producer’s Certificate is hereby deleted in its entirety and replaced with a new Exhibit A To Producer’s Certificate attached hereto.

J.	Effective Date. This Amendment No. 1 shall be effective as of the effective date set forth above.

K.	Status of Agreement. The Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms, as amended by this Amendment No. 1.

[Signatures On Next Page]

Hartshorne Mining Group, LLC
LG&E/KU Contract No. J18001
Amendment No. 1
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first written above.

BUYER:		SELLER:

LOUISVILLE GAS AND ELECTRIC COMPANY		HARTSHORNE MINING GROUP, LLC

By:	/s/ David Sinclair	By:	/s/ David Gay

Name:	David Sinclair	Name:	David W. Gay

Title:	V.P. Energy Supply and Analysis	Title:	President and Chief Executive Officer

Date:	5-19-16	Date:	5-16-16

KENTUCKY UTILITIES COMPANY

By:	/s/ David Sinclair

Name:	David Sinclair

Title:	V.P. Energy Supply and Analysis

Date:	5-19-16

Hartshorne Mining Group, LLC
LG&E/KU Contract No. J18001
Amendment No. 1
EXHIBIT A TO PRODUCER’S CERTIFICATE

“Coal Property” means the following seams and mines owned by Producer:

Hartshorne Mining, LLC’s Cypress Mine, also known as the Buck Creek No. 1 Mine and Hartshorne Mining, LLC’s Poplar Grove Mine, also known as the Buck Creek No. 2 Mine, each located in McLean and Hopkins Counties, Kentucky, mining geological seam Kentucky #9 seam.